Exhibit 10.1

David Gamsey

This Retirement Agreement and General Release of all Claims (this “Agreement”) is entered into by David Gamsey (the “Executive”) and First Advantage Corporation (the “Employer”), on August 7, 2024.

WHEREAS the Executive is currently employed by the Employer pursuant to the terms of that certain letter agreement between the Executive and the Employer, dated December 17, 2015 (the “Employment Letter”);

WHEREAS, the Executive and the Employer have mutually agreed that the Executive’s employment with the Employer will terminate effective as of the Termination Date (as defined below) and that prior to the Termination Date, Executive will remain employed by the Employer pursuant to the terms of this Agreement; and

WHEREAS the Executive will step down from the position of Executive Vice President and Chief Financial Officer on November 8, 2024 and shall remain as an employee for the period beginning on November 8, 2024 and ending on the Termination Date (such period, the “Transitional Employment Period”) in order to assist with the transition to the successor Chief Financial Officer. There will be no change to the Executive’s base salary and benefits during the Transitional Employment Period.

NOW, THEREFORE, in consideration of the payments described in Section 1 below to be provided to the Executive, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Employer agree as follows:

1.
Termination Date. The Executive is retiring and his employment with the Employer will be ending as of the close of business on December 1, 2024 (“Termination Date”). Provided that the Executive does not revoke this Agreement pursuant to Section 4 below and subject to the Executive’s execution and non-revocation of the release and waiver of claims attached as Exhibit A hereto (the “Release Agreement”) on the Termination Date, the Executive shall be entitled to the following payments and benefits (in addition to any accrued but unpaid base salary or other amounts or benefits the Executive is entitled to under applicable law or the Employer’s benefit plans as of the Termination Date), in each case subject to the Executive’s continued compliance with the terms of this Agreement:
(a)
The Executive will be eligible for any bonus related to the closing of the Sterling Check Corp. transaction in an amount determined by the Employer in a manner that is consistent with his former position as Chief Financial Officer and to be paid at the same time such bonus is paid to similarly situated executives.
(b)
The Executive will remain entitled to receive the same payment under the 2024 Management Incentive Compensation Plan (the “MICP”) that the Executive would have received if he remained employed with the Employer through the MICP payment date, based on actual performance. Any payment to the Executive pursuant to the MICP shall be paid in the normal course of business for the Employer, but in no event later than March 15, 2025.

(c)
The Executive and the Employer acknowledge and agree that as of the Termination Date, the Executive holds (i) 189,960 unvested restricted stock awards and (ii) 187,582 unvested stock options (collectively, the “Unvested Equity Awards”). Effective as of the Termination Date and without the need for any further action by either the Executive or the Employer (excluding any actions by the Employer as set forth in this Agreement), all of the Executive’s Unvested Equity Awards will become fully vested. The Employer will take any and all actions pursuant to any and all of the Employer’s internal governance documents, by-laws, rules, procedures or other policies or under applicable state and federal securities laws or that are required or necessary for all of the Executive’s Unvested Equity Awards to fully vest as of the Termination Date. Once vested, all restricted stock awards (as described in Section 1(c)(i)) shall be owned by the Executive without any encumbrances imposed by or on behalf of the Employer (other than restrictions on transfer under applicable state and federal securities laws and subject to compliance with the Employer’s securities trading policy in effect as of the Termination Date) and deposited into the Executive’s account at Equiniti Trust Company, LLC (or any successor thereto or assign thereof) (“Equiniti”) or another brokerage account as designated by the Executive. The Executive will be permitted to exercise his outstanding stock options (including those described in Section 1(c)(ii)) by means of a cashless exercise for both the exercise price and all applicable tax withholdings and the post-termination exercise period for all of the Executive’s stock options will run for 180 days following the Termination Date (subject to forfeiture in connection with a restrictive covenant breach). The Employer will take any and all actions required or necessary to remove any encumbrances imposed by or on behalf of the Employer and for Equiniti to remove any and all restrictive legends on any shares of the Employer held by the Executive as soon as such shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act of 1933, as amended, and the Employer’s securities trading policy.
2.
Return of Property. Except for the Executive’s Employer-provided phone, all files, access keys and codes, desk keys, ID badges, records, manuals, electronic devices (including any laptop computer), computer programs, papers, electronically stored information or documents, and credit cards, and any other property of the Employer in the Executive’s possession must be returned no later than the Termination Date. The Executive shall be permitted to keep his Employer-provided phone (provided that the phone number associated with such device shall be deactivated from the Employer’s account, but made available to be transferred to a personal phone service of the Executive, as of the Termination Date and the Employer shall provide such documentation to the carrier as reasonably required to assist with this transfer), so long as the Executive cooperates with the Employer and its employees to remove all electronic documents, records or other information relating to the Employer that may have been saved on the phone. For 90 days following the Termination Date, the Executive’s auto-reply email will include a message that Executive has retired and can be reached at his personal email address.
3.
Continuing Rights and Obligations under the Employment Letter. The Executive acknowledges and reaffirms Executive’s obligations under Section 8 and Section 9 of the Employment Letter, which are incorporated by reference and made a part hereof (collectively, the “Restrictive Covenants”). The Executive agrees and understands that should the Executive breach any of the Restrictive Covenants, the Executive shall not be entitled to any of the payments or benefits set forth in Section 1 hereto.

4.
General Release and Waiver of Claims.
(a)
Release. In consideration of the payments and benefits provided to the Executive under the Agreement and the Transitional Employment Period and after consultation with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Employer, its subsidiaries and affiliates and each of their respective officers, employees, directors, members shareholders, parents and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, whether known or unknown, arising out of (i) the Executive’s employment relationship with and service as an employee, officer or director of the Employer or any parents, subsidiaries or affiliated companies and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the Executive does not release, discharge or waive any rights to (i) payments and benefits provided under this Agreement, (ii) the Employer’s material breach of this Agreement or (iii) any indemnification rights the Executive may have in accordance with Employer’s governance instruments or under any director and officer liability insurance maintained by the Employer with respect to liabilities arising as a result of the Executive’s service as an officer and employee of the Employer. This Section 4(a) does not apply to any Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 4(b) of this Agreement.
(b)
Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Employer in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (iv) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke this Agreement, by providing the Employer with a written notice of his revocation of the Agreement.
(c)
No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. The Employer may assign this Agreement, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Employer.

5.
Proceedings.
(a)
General Agreement Relating to Proceedings. Except as provided in Sections 5(b) and 5(c), the Executive agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to any indemnification rights the Executive may have in accordance with Employer’s governance instruments or under any director and officer liability insurance maintained by the Employer (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.
(b)
Proceedings Under ADEA. Section 5(a) shall not preclude the Executive from filing any complaint, charge, claim or proceeding challenging the validity of the Executive’s waiver of Claims arising under ADEA (which is set forth in Section 4(b) of this Agreement). However, both the Executive and the Employer confirm their belief that the Executive’s waiver of claims under ADEA is valid and enforceable, and that their intention is that all claims under ADEA will be waived.
(c)
Certain Administrative Proceedings. In addition, Section 5(a) shall not preclude the Executive from filing a charge with or participating in any administrative investigation or proceeding by the Equal Employment Opportunity Commission or another Fair Employment Practices agency, or communicating with or making a report or complaint to any governing agency. The Executive is, however, waiving his right to recover money from any Releasee in connection with any such charge or investigation. The Executive is also waiving his right to recover money from the Releasees in connection with a charge filed by any other entity or individual, or by any federal, state or local agency.
6.
Remedies. In the event that (i) the Executive initiates or voluntarily participates in any Proceeding in violation of this Agreement, or (ii) he fails to abide by any of the terms of this Agreement or his post-termination obligations contained in the Employment Letter, or (iii) he revokes the ADEA release contained in Section 4(b) within the seven (7)-day period provided under Section 4(b), the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to him under the Agreement or terminate any benefits or payments that are subsequently due under the Agreement; any such reclamation or termination by the Employer in accordance with this Section 6 shall not operate as a waiver of the release granted herein in the circumstances described in the foregoing clauses (i) and (ii). The Executive acknowledges and agrees that the remedy at law available to the Employer for breach of any of his post-termination obligations under the Employment Letter or his obligations under Sections 4 and 5 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to measurement in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Employer may have at law or in equity or as may otherwise be set forth in the Employment Letter, the Employer shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under the Employment Letter or his obligations under Sections 4 and 5 herein. Such injunctive relief in any court shall be available to the Employer, in lieu of, or prior to or pending determination in, any arbitration proceeding.

The Executive understands that by entering into this Agreement he shall be limiting the availability of certain remedies that he may have against the Employer and limiting also his ability to pursue certain claims against the Employer.

7.
Severability Clause. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.
8.
Nonadmission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Employer.
9.
Governing Law and Forum. This Agreement and all matters or issues arising out of or relating to your employment with the Employer shall be governed by the laws of the State of Georgia applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought solely in the state or federal courts located in Atlanta, Georgia.
10.
Notices. Notices under this Agreement must be given in writing, by personal delivery, regular mail or receipted email, at the parties’ respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of the Employer, to the attention of the Employer’s General Counsel. Any notice given by regular mail shall be deemed to have been given three days following such mailing.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FIRST ADVANTAGE CORPORATION

By:	/s/ Bret Jardine

David Gamsey

/s/ David Gamsey

Dated:	August 7, 2024

Exhibit A

RELEASE AGREEMENT

THIS GENERAL RELEASE OF ALL CLAIMS (this “Release Agreement”) is entered into by David Garnsey (the “Executive”) and First Advantage Corporation (the “Employer”), effective as of the date listed below under the Executive’s signature.

WHEREAS, the Executive previously entered into the Retirement Agreement and General Release of all Claims, dated [ ], 2024 (the “Retirement Agreement”); and

WHEREAS, the Executive’s employment with the Employer terminated effective as of December 1, 2024 (the “Termination Date”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Release Agreement and other good and valuable consideration, the Executive and the Employer hereby agree as follows:

11.
General Release and Waiver of Claims.
(a)
Release. In consideration of the payments and benefits provided to the Executive under the Retirement Agreement and after consultation with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Employer, its subsidiaries and affiliates and each of their respective officers, employees, directors, members shareholders, parents and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, whether known or unknown, arising out of (i) the Executive’s employment relationship with and service as an employee, officer or director of the Employer or any parents, subsidiaries or affiliated companies and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the Executive does not release, discharge or waive any rights to (i) payments and benefits provided under the Retirement Agreement, (ii) the Employer’s material breach of the Retirement Agreement or and (iii) any indemnification rights the Executive may have in accordance with Employer’s governance instruments or under any director and officer liability insurance maintained by the Employer with respect to liabilities arising as a result of the Executive’s service as an officer and employee of the Employer. This Section 1(a) does not apply to any Claims that the Releasors may have as of the date the Executive signs this Release Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 1(b) of this Release Agreement.

(b)
Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Retirement Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the date the Executive signs this Release Agreement. By signing this Release Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Employer in connection with his termination to consult with an attorney of his choice prior to signing this Release Agreement and to have such attorney explain to the Executive the terms of this Release Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Release Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Release Agreement; and (iv) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the date on which he signs this Release Agreement within which to revoke this Release Agreement, by providing the Employer with a written notice of his revocation of the Release Agreement.
(c)
No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Release Agreement. The Employer may assign this Release Agreement, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Employer.
12.
Proceedings.
(a)
General Agreement Relating to Proceedings. Except as provided in Sections 2(b) and 2(c), the Executive agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to any indemnification rights the Executive may have in accordance with Employer’s governance instruments or under any director and officer liability insurance maintained by the Employer (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.
(b)
Proceedings Under ADEA. Section 2(a) shall not preclude the Executive from filing any complaint, charge, claim or proceeding challenging the validity of the Executive’s waiver of Claims arising under ADEA (which is set forth in Section 1(b) of this Release Agreement). However, both the Executive and the Employer confirm their belief that the Executive’s waiver of claims under ADEA is valid and enforceable, and that their intention is that all claims under ADEA will be waived.
(c)
Certain Administrative Proceedings. In addition, Section 2(a) shall not preclude the Executive from filing a charge with or participating in any administrative investigation or proceeding by the Equal Employment Opportunity Commission or another Fair Employment Practices agency, or communicating with or making a report or complaint to any governing agency. The Executive is, however, waiving his right to recover money from any Releasee in connection with any such charge or investigation. The Executive is also waiving his right to recover money from the Releasees in connection with a charge filed by any other entity or individual, or by any federal, state or local agency.

13.
Remedies. In the event that (i) the Executive initiates or voluntarily participates in any Proceeding in violation of this Release Agreement, or (ii) he fails to abide by any of the terms of this Release Agreement or his post-termination obligations contained in the Employment Letter (as defined in the Retirement Agreement), or (iii) he revokes the ADEA release contained in Section 1(b) within the seven (7)-day period provided under Section 1(b), the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to him under the Retirement Agreement or terminate any benefits or payments that are subsequently due under the Retirement Agreement; any such reclamation or termination by the Employer in accordance with this Section 3 shall not operate as a waiver of the release granted herein in the circumstances described in the foregoing clauses (i) and (ii). The Executive acknowledges and agrees that the remedy at law available to the Employer for breach of any of his post-termination obligations under the Employment Letter or his obligations under Sections 1 and 2 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to measurement in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Employer may have at law or in equity or as may otherwise be set forth in the Employment Letter, the Employer shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under the Employment Letter or his obligations under Sections 1 and 2 herein. Such injunctive relief in any court shall be available to the Employer, in lieu of, or prior to or pending determination in, any arbitration proceeding.

The Executive understands that by entering into this Release Agreement he shall be limiting the availability of certain remedies that he may have against the Employer and limiting also his ability to pursue certain claims against the Employer.

14.
Severability Clause. In the event that any provision or part of this Release Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.
15.
Nonadmission. Nothing contained in this Release Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Employer.
16.
Governing Law and Forum. This Release Agreement and all matters or issues arising out of or relating to your employment with the Employer shall be governed by the laws of the State of Georgia applicable to contracts entered into and performed entirely therein. Any action to enforce this Release Agreement shall be brought solely in the state or federal courts located in Atlanta, Georgia.
17.
Notices. Notices under this Release Agreement must be given in writing, by personal delivery, regular mail or receipted email, at the parties’ respective addresses shown on this Release Agreement (or any other address designated in writing by either party), with a copy, in the case of the Employer, to the attention of the Employer’s General Counsel. Any notice given by regular mail shall be deemed to have been given three days following such mailing.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

IN WITNESS WHEREOF, the parties have executed this Release Agreement as of the date set forth below.

FIRST ADVANTAGE CORPORATION

By:

David Gamsey

Dated: